Exhibit 99.1

July 11, 2016

Nichi-Iko Pharmaceutical Co., Ltd to Acquire Sagent Pharmaceuticals

for $21.75 Per Share in All Cash Transaction

Transaction brings together two market leaders in generics

with highly complementary product offerings

Marks a significant step in Nichi-Iko’s international growth strategy through establishment of U.S. platform

Tokyo, Japan, and Schaumburg, Illinois, July 11, 2016 – Nichi-Iko Pharmaceutical Co., Ltd (TSE: 4541) and Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT) today announced that they have entered into a definitive merger agreement under which Nichi-Iko will acquire Sagent via an all-cash tender offer (the “Tender Offer”) followed by a second-step merger, for a total consideration of approximately $736 million.

The acquisition price represents a premium of approximately 40.3% to Sagent’s closing price of $15.50 per share on July 8, 2016. The transaction, which has been unanimously approved by the Nichi-Iko and Sagent Boards of Directors, is expected to close in the second quarter of Nichi-Iko’s fiscal year ending March 2017, subject to customary regulatory approvals.

The acquisition brings together two leading companies in the generics market with highly complementary portfolios, creating stronger growth opportunities for each business. The transaction enhances Nichi-Iko’s platform in the U.S. market to commercialize its biosimilar product pipeline and increase its presence in injectables. Through the acquisition, Nichi-Iko will raise its profile in the domestic and international generics market and advance the company’s goal of becoming a Top 10 global leader in generics.

Sagent will benefit from Nichi-Iko’s portfolio of both biosimilars under development and injectable products, further enhancing its competitiveness in the U.S. market – the largest generic drug market in the world. The deal will also give Sagent access to Nichi-Iko’s sophisticated manufacturing infrastructure and industry-leading quality control systems, and enable it to bring high quality, cost-effective generic medicines to more patients. No changes to Sagent’s current operations are currently anticipated and Nichi-Iko expects that Sagent’s current management team will continue to lead Sagent from its headquarters in Schaumburg, Illinois.

Yuichi Tamura, President & CEO of Nichi-Iko said: “The U.S. market is a top priority for Nichi-Iko and we believe Sagent is an ideal partner to accelerate our international growth strategy. The company has a highly robust sales network, significant global relationships through its unique partner network, and an attractive portfolio of 55 products primarily in oncology, anti-infective, and critical care, of which 30% have a No. 1 or No. 2 market share. The combination will give us the opportunity to strengthen our international competitiveness, leverage our production capacity over a wider range of products, and accelerate development of our biosimilars business. We are looking forward to working with Sagent’s talented management team and learning from what is clearly a highly skilled and productive workforce.”

Sagent Pharmaceuticals CEO, Allan Oberman, said, “We are very pleased to be joining together with Nichi-Iko, Japan’s generic pharmaceutical leader, which has a proven track record of business growth and generic market expertise. Both companies share a deep commitment to brand differentiation, product quality, and broad based business creativity. The combination will maintain Sagent’s current operations and valued employees while providing accelerated expansion of our product offerings and accessibility to a robust pipeline of biosimilar pharmaceuticals. After thoroughly evaluating our strategic options, our board of directors has unanimously decided that this all-cash transaction is in the best interest of our stockholders. We are confident that Nichi-Iko is the ideal partner to help us push forward into our next stage of growth and solidify our position as a leading provider of affordable pharmaceuticals to the hospital and clinic market.”

Transaction Details

The merger agreement contemplates an all cash tender offer for $21.75 per share (the “Tender Offer Price”), followed by a second-step merger in which all outstanding shares of Sagent common stock not tendered in the Tender Offer will be converted into the right to receive the same amount, in cash equal to the Tender Offer price.

Nichi-Iko has formed an acquisition subsidiary (“the Offeror”) in the U.S. to make the Tender Offer. Following completion of the Tender Offer, the Offeror will merge with and into Sagent, with Sagent as the surviving company. As a result of the merger, Sagent will become a wholly owned subsidiary of Nichi-Iko. The Tender Offer will be subject to the U.S. securities laws and applicable U.S. state laws.

The acquisition is subject to the satisfaction of customary conditions, including the valid tender of a majority of the outstanding Sagent shares on a fully-diluted basis and the expiration or earlier termination of the Hart-Scott-Rodino waiting period.

The Tender Offer is expected to commence within 15 business days from the date the merger agreement was signed, and will remain open for a minimum of 20 business days after its commencement. Subject to the terms and conditions of a support agreement, Vivo Capital, LLC (which holds approximately 19.8% of Sagent’s outstanding shares), has agreed to tender their shares into the tender offer.

Nichi-Iko intends to finance the acquisition through bank loans and available cash. The Acquisition is not subject to any financing condition.

JPMorgan Securities Japan Co., Ltd. acted as financial advisor to Nichi-Iko, and Nishimura & Asahi, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and Hyman, Phelps & McNamara, P.C. acted as legal counsel to Nichi-Iko. Perella Weinberg Partners and Morgan Stanley & Co. LLC. acted as financial advisors to Sagent and Kirkland & Ellis LLP acted as legal counsel to Sagent.

About Nichi-Iko Pharmaceutical Co., Ltd

Headquartered in Tokyo and Toyama Prefecture, Nichi-Iko Pharmaceutical Co., Ltd. is the largest generic drug manufacturer in Japan by sales. In FY2014, it became the first Japanese generic medicine manufacturer to reach JPY100 billion in annual sales, and consolidated net sales in the fiscal year ended March 31, 2016 reached JPY143.5 billion.

Since its establishment in 1965, Nichi-Iko has earned a reputation for operating at the forefront of quality assurance with premium quality generic pharmaceuticals. It has grown market share with an extensive lineup of more than 1,000 commercialized products—the largest number among domestic pharmaceutical manufacturers—as well as strong relationships with wholesalers. Nichi-Iko’s development has been enhanced by six acquisitions and nine business alliances since the appointment of current President & CEO Yuichi Tamura in 2000.

Nichi-Iko employs 1,142 people and operates seven production sites, one R&D facility, and four distribution centers throughout Japan. In Obelisk, its seventh Medium-term Business Plan for the three fiscal years from April 2016 through March 2019, Nichi-Iko aims to become a global Top 10 generics company, underpinned by three core strategies: Power of Expansion, Power of Production, and Power of Development.

For more information, visit www.nichiiko.co.jp/english

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, founded in 2006, is a leading provider of affordable pharmaceuticals to the hospital market. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Contacts:

For Nichi-Iko Pharmaceutical Co., Ltd:

Japan

Ashton Consulting

Dan Underwood, Brendan Jennings

+81 (0) 3 5425-7220

or

U.S.

Sard Verbinnen & Co

Jamie Tully, Robin Weinberg, Danya Al-Qattan

(212) 687-8080

For Sagent Pharmaceuticals

Jonathan Singer

Sagent Pharmaceuticals

(847) 908-1605

or

David Roady, Brian Shiver

FTI Consulting

(212) 850-5600

Important Information

The Tender Offer for the outstanding shares of Sagent common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Sagent common stock. The solicitation and offer to buy shares of Sagent common stock will only be made pursuant to the Tender Offer materials that Nichi-Iko and its acquisition subsidiary intends to file with the U.S. Securities and Exchange Commission (“the SEC”). At the time the Tender Offer is commenced, Nichi-Iko will file a Tender Offer statement on Schedule TO with the SEC, and Sagent will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Tender Offer. SAGENT’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Both the Tender Offer statement and the solicitation/recommendation statement will be mailed to Sagent’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov or by contacting Michael Ward, the Company’s Chief Legal Officer and Corporate Secretary either by telephone at (847) 908-1678 or by e-mail at legal@sagentpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not descriptions of historical facts, including those relating to the anticipated timing, duration, closing conditions, completion and success of the proposed Acquisition, and the potential effects and benefits of the Acquisition on both Nichi-Iko and Sagent and any other statements about future expectations, are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations, and should be evaluated as such. Forward-looking statements also include statements that may relate to Nichi-Iko’s or Sagent’s plans, objectives, strategies, goals, future events, future financial and operating performance, and other information that is not historical information. These statements may be identified by their use of forward-looking terminology such as the words “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by us at the date the forward-looking information is provided, are inherently subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to differ materially from those expressed or implied by the forward-looking information. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements. These risks and uncertainties include, but are not limited to, general economic, business and market conditions, the satisfaction of the conditions to the consummation of the proposed transaction, the timing of the completion of the proposed transaction and the potential impact of the announcement or consummation of the proposed transaction on Sagent’s and Nichi-Iko’s important relationships, including with employees, suppliers and customers. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Sagent in general, see Sagent’s Form 10-K for the year ended December 31, 2015, subsequent reports on Form 10-Q and 8-K, and other filings by the Company with the SEC. Further, forward-looking statements speak only as of the date they are made, and neither Nichi-Iko nor Sagent undertakes any obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.